Shareholder meeting results (Unaudited)

December 18, 2009 meeting

At the meeting, each of the nominees for Trustees was elected, as follows:

       Votes for 			Votes withheld
Ravi Akhoury 				8,054,546 			455,222
Jameson A. Baxter 			8,062,067 			447,701
Charles B. Curtis 			8,042,291 			467,477
Robert J. Darretta 			8,058,947 			450,821
Myra R. Drucker 				8,057,090 			452,678
John A. Hill 				8,048,320 			461,448
Paul L. Joskow 				8,053,136 			456,632
Elizabeth T. Kennan 			8,041,328 			468,440
Kenneth R. Leibler 			8,052,362 			457,406
Robert E. Patterson 			8,052,602 			457,166
George Putnam, III 			8,039,967 			469,801
Robert L. Reynolds 			8,065,054 			444,714
W. Thomas Stephens 			8,052,100 			457,668
Richard B. Worley 			8,057,437 			452,331

A proposal to approve a new management contract between the fund and Putnam Management with both Fund Family breakpoints and performance fees was approved as follows:

Votes for 		Votes against 	Abstentions 		Broker non votes
5,970,685 		423,052 		248,862 			1,867,169

A proposal to approve a new management contract between the fund and Putnam Management with Fund Family breakpoints only was approved as follows:

Votes for 		Votes against 	Abstentions 		Broker non votes
6,026,014 		352,765 		263,820 			1,867,169

A proposal to approve a new management contract between the fund and Putnam Management with performance fees only was approved as follows:

Votes for 		Votes against 	Abstentions 		Broker non votes
5,986,937 		404,230 		251,433 			1,867,168

A proposal to amend the fundamental investment restrictions with respect to diversification of investments was approved as follows:

Votes for 		Votes against 	Abstentions 		Broker non votes
6,084,913 		300,096 		257,590 			1,867,169

A proposal to amend the fundamental investment restrictions with respect to borrowing was approved as follows:

Votes for 		Votes against 	Abstentions 		Broker non votes
5,883,858 		488,845 		269,896 			1,867,169

A proposal to amend the fundamental investment restrictions with respect to making loans was approved as follows:

Votes for 		Votes against 	Abstentions 		Broker non votes
5,881,505 		489,023 		272,072 			1,867,168

All tabulations are rounded to the nearest whole number.